UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

62930 O.B. Riley Rd #300 Bend, OR	97703
(Address of principal executive offices)	(zip code.)

541-633-4568
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

(1)  On April 12, 2016, Oregon Analytical Services fully accepted the delivery and implemented a Gas Chromatography with a Flame Ionization Detector (GC-FID) analytical system.

(2)  The GC-FID will expand the services offered by Signal Bay's subsidiary CR Labs and Oregon Analytical Services to include residual solvent testing and expanded terpene testing.

(3)  Signal Bay subsidiary CR Labs recognized a 118% increase in testing revenue for the quarter ended March 31, 2016 as compared to the same quarter ended March 31, 2015. These preliminary results have yet to be audited.

(4)  As of April 6, 2016, the Company has executed two recurring consulting agreements with Oregon cannabis companies. The agreements call for Signal Bay to provide licensing, operational and financial analysis expertise.

(5)  During the quarter ended March 31, 2016, the Company was engaged with 14 cannabis businesses in Oregon to assist them with attaining marijuana business licenses.

(6)  Signal Bay has received two requests for proposals from cannabis license applicants in Arizona and Pennsylvania. These two applicants are seeking to operate in States that have a limited number of licenses available are know the Company has demonstrated prior success in merit based applications.

(7)  The Company has extended the MOU for the acquisition of Oregon Analytical Services. Agreements are being finalized and a close is projected on or before April 30, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: April 13, 2016	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO